                                                                EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement of Ross Systems, Inc. on Form S-8 of our report dated August 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Ross Systems, Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended June 30, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
January 18, 1999